EXHIBIT 10

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information, and to the inclusion of our report, dated February 27, 2020, on TFLIC Pooled Account No. 44 (comprising, respectively, SecurePath for Life Retirement Income, SecurePath for Life 2020, SecurePath for Life 2025, SecurePath for Life 2030 and SecurePath for Life 2035), for the fiscal year ended December 31, 2019, included in the Statement of Additional Information in Post-Effective Amendment Number 10 to the Registration Statement (Form N-4, No. 333-163881) of TFLIC Pooled Account No. 44.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 29, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of TFLIC Pooled Account No. 44 of our report dated April 27, 2020, relating to the financial statements and financial statement schedules of Transamerica Financial Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 27, 2020